UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 9, 2020

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, No Par Value	ATO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 9, 2020, Atmos Energy Corporation (the “Company”) entered into a Term Loan Agreement (the “Term Loan Agreement”) with Crédit Agricole Corporate and Investment Bank (“Crédit Agricole”), as the Administrative Agent, Canadian Imperial Bank of Commerce, New York Branch (“CIBC”), as Syndication Agent, Crédit Agricole and CIBC as Joint Lead Arrangers and Joint-Bookrunners, and the lenders named therein, providing the Company with a $200 million senior unsecured term loan facility (the “Term Loan Facility”). Proceeds of the Term Loan Facility will be used by the Company to repay $200 million of outstanding commercial paper outstanding as of March 31, 2020.

The Term Loan Facility will bear interest at a rate dependent on the Company’s credit ratings and based, at the Company’s election, on a base rate or on LIBOR for the applicable interest period. In the case of borrowings based on the base rate, an applicable margin ranging from 0.125% to 0.750% will apply to the Term Loan Facility, based on the Company’s then-current credit ratings. The base rate is defined as the highest of (i) the per annum rate of interest established by Crédit Agricole as its prime lending rate at the time of such borrowing, (ii) the Federal Funds Rate, as in effect at the time of borrowing, plus one-half of one percent (0.50%) per annum, or (iii) the one-month LIBOR plus one percent (1.00%). In the case of borrowings based on LIBOR, an applicable margin ranging from 1.125% to 1.750% will apply to the Term Loan Facility, based on the Company’s then-current credit ratings. The effective total interest rate may be modified in the event of a change in the Company’s credit ratings. Based upon the current LIBOR for a twelve-month period and the Company’s current credit ratings, the effective total interest rate for the Term Loan Facility is currently 2.29% per annum.

The Term Loan Facility will mature on April 9, 2022, at which time all outstanding amounts under the Term Loan Facility will be due and payable. On and after April 9, 2021, the Company may prepay all or any portion of the Term Loan Facility at any time. The Term Loan Facility contains usual and customary covenants for transactions of this type, including covenants limiting liens, substantial asset sales and mergers. In addition, the Term Loan Facility provides that during the term of the facility, the Company’s debt to capitalization ratio as of the last day of each of its fiscal quarters shall be less than or equal to 0.70 to 1.00, excluding from the calculation of debt (i) any pension and other post-retirement benefits liability adjustments recorded in accordance with generally accepted accounting principles; and (ii) an amount of hybrid securities, as defined in the Credit Facility (generally, deferrable interest subordinated debt with a maturity of at least 20 years), not to exceed a total of 15% of total capitalization.

In the event of a default by the Company under the Term Loan Facility, including cross-defaults relating to specified other indebtedness of the Company, Crédit Agricole may, upon the consent of lenders holding a certain minimum of loans, and shall, upon the request and direction of such lenders, declare the amounts under the Term Loan Facility outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the Term Loan Facility documents, including, without limitation, all rights of set-off and all other rights available under the law. For certain events of default relating to insolvency, bankruptcy or receivership, the amounts outstanding under the Term Loan Facility automatically become payable immediately.

With respect to the other parties to the Term Loan Facility, the Company also has or may have had customary banking relationships based on the provision of a variety of financial services, including cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party. The summary of the Term Loan Facility in this report does not purport to be completed and is qualified by reference to the full text of the Term Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

The information furnished in Item 7.01 below is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

The Company continues to monitor the rapidly evolving circumstances surrounding the current COVID-19 pandemic. The Company currently remains well-positioned to continue modernizing its natural gas delivery network and business processes over the long-term.

Results and capital spending for the quarter and year to date periods ending March 31, 2020 are expected to be in line with expectations. As of March 31, 2020, the Company had approximately $2.0 billion of liquidity available, including $1.3 billion available under its $1.5 billion commercial paper program. This program is supported by a five-year unsecured $1.5 billion credit facility that expires on September 25, 2023. The use of proceeds from the Term Loan Facility to repay $200 million of outstanding commercial paper outstanding as of March 31, 2020 will increase the Company’s total liquidity to $2.2 billion.

As a provider of essential services, the Company continues to perform third party damage prevention activities, safety and compliance work, as well as service and construction activities. The Company continues to make compliance filings in accordance with established procedural timelines and regulatory mechanisms. An update will be provided during its quarterly earnings call scheduled for May 7, 2020.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potentially,” “may,” “continue,” “should,” “will” and words of similar meaning. The Company cautions investors that any such forward-looking statements are only estimates based on current information and involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. The Company cannot give assurances that any such statements will prove to be correct. Factors that could cause actual results to differ materially from those estimated by the Company include the risks, uncertainties and assumptions described from time to time in the Company’s public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s most recent Annual Report on Form 10-K. The Company also cautions investors that the forward-looking information described herein represents the Company’s outlook only as of this date, and the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this report. Given these uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1

Term Loan Agreement, dated as of April 9, 2020, among Atmos Energy Corporation, Crédit Agricole Corporate and Investment Bank, as the Administrative Agent, Canadian Imperial Bank of Commerce, New York Branch, as Syndication Agent, Crédit Agricole Corporate and Investment Bank and Canadian Imperial Bank of Commerce, New York Branch, as Joint Lead Arrangers and Joint-Bookrunners, and the lenders named therein.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: April 13, 2020	By:	/s/ CHRISTOPHER T. FORSYTHE
Christopher T. Forsythe
Senior Vice President and Chief Financial Officer